U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.     )

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Check the appropriate box:
[  ]  Preliminary Proxy Statement
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by Rule 14(a)-6(e)(2))
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[  ]  Soliciting Material Pursuant to Sec. 240.14a-11(c)
or Sec. 240.14a-12

INTERNET BUSINESS'S INTERNATIONAL, INC.
(Previously known as International Food & Beverage, Inc.)
(Name of Small Business Issuer in its charter)

Shawn F. Hackman, a P.C.
3360 West Sahara Avenue
Suite 200
Las Vegas, Nevada 89102
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x] No Fee Required
[  ]  Fee Computed on table below per
Exchange Act Rules 14a-6(I)(4) and 0-11.

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computed pursuant to Exchange Act Rule 0-11 (set forth the
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was determined):

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5.  Total fee paid:

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Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous
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Notes:


Internet Business's International, Inc.
3900 Birch Street, Suite 200
Newport Beach, California 92660

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON FRIDAY, JULY 9, 1999

Notice is hereby given that the Annual Meeting of shareholders of Internet Business's International, Inc.
("Company") will be held on Friday July 9, 1999 at the Law
Offices of Shawn F. Hackman, a P.C., 3360 West Sahara Avenue,
Suite 200, Las Vegas, Nevada 89102 at 1:00 p.m. for the following purposes:

1. To elect the following three nominees as Directors of the Company until the next Annual Meeting of shareholders and until their respective successors shall be elected and qualified: Louis
Cherry, Albert R. Reda, and Arnold Sock;

2. To approve an increase the number of authorized number of directors of the Company from four to five.

3. To approve the appointment of Henry Schiffer, C.P.A., a P.C., as the Company's independent auditors for the new fiscal year commencing on July 1, 1999;

4. To approve a reduction in the amount of outstanding shares of common stock in the redomicilied Company by a one-for-two reverse split of common stock, if the closing trading price of the common stock of the Company reaches or exceeds $1.00 per share on any trading day not later than 180 days from the date of the shareholders meeting;

5.  To approve the merger of the Company with Internet Business's
International, Inc., a Nevada corporation, for the purpose of redomiciling the Company to the State of Nevada;

6. To consider on any other matter that properly may come before the meeting or any adjournment thereof.

Shareholders of record as the close of business on May 21, 1999 are entitled to vote at the meeting or any postponement or adjournment thereof.

Please review the voting options on the attached proxy card and submit your vote promptly. If you attend the Annual Meeting, you may revoke your Proxy and vote in person if you desire to do so, but attendance at the Annual Meeting does not itself serve to revoke your Proxy. A copy of the Company's Annual Report for its fiscal year ended June 30, 1998 and for the quarter ended on March 31, 1999 are enclosed herewith.

By order of the Board of Directors
June 1, 1999
/s/  Albert R. Reda
Corporate Secretary

PROXY STATEMENT
Internet Business's International, Inc.
3900 Birch Street, Suite 111
Newport Beach, California 92660

This Proxy Statement is furnished to shareholders at the direction and on behalf of the Board of Directors of Internet Business's International, Inc., a Nevada corporation ("Company"), for the purpose of soliciting proxies for use at the Annual Meeting of Shareholders of the Company to be held at the Law Offices of Shawn F. Hackman, P.C., 3360 West Sahara Avenue, Suite 200, Las Vegas, Nevada on July 9, 1999 at 1:00 p.m. The shares represented by the proxy will be voted in the manner specified in the proxy. To the extent that no specification is made as to the proposals set forth in the notice of meeting accompanying this Proxy Statement, the proxy will be voted in favor of such proposals. However, any proxy given pursuant to this solicitation may be revoked at any time before it is exercised by giving written notice of such revocation to the Secretary of the Company, by appearing at the meeting and voting in person, or by submitting a later dated proxy. Neither attendance at the meeting nor voting at the meeting shall revoke the proxy. A revocation that is not timely received shall not be taken into account, and the original proxy shall be counted.

Shareholder proposals must be submitted to the Company not later than April 30, 2000, in order to be included in those matters considered at the next Annual Meeting of the Company to be held in June 2000. The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders and the accompanying Proxy is being borne by the Company. Brokers, dealers, banks, or voting trustees, and their nominees, are requested to forward soliciting materials to the beneficial owners of shares and will be reimbursed for their reasonable expenses. This Proxy Statement and accompanying proxy will be mailed to shareholders on or about June 28, 1999.

VOTING SECURITIES

The record date of shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders is the close of business on May 21, 1999. On such date, the Company had issued and outstanding 177,302,977 pre-reverse shares of $0.01 par value common stock. Each share is entitled to one vote per share on any matter which may properly come before the meeting and there shall be no cumulative voting right on any shares. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum at the meeting. Votes withheld and abstentions will be counted in determining the presence of a quorum but will not be voted. Broker non-votes will not be counted in determining the presence of a quorum and will not be voted. Pursuant to applicable state law, there are no dissenter's or appraisal rights relating to the matters to be voted

All matters to be voted on require an affirmative vote of a majority of the votes present at the meeting. As management holds, directly or indirectly, a majority of the outstanding shares as of the record date and intends to vote in favor of all proposals, it is anticipated that all proposals will pass.

STOCK OWNERSHIP

The following table sets forth information regarding the beneficial ownership of shares of the Company's common stock as of May 21, 1999 by (i) all shareholders known to the Company to be beneficial owners of more than 5% of the outstanding Common Stock; (ii) each director; and (iii) all officers and directors of the Company as a group. Except as may be otherwise indicated in the footnotes to the table, each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them.

						Aggregate		Percent of
Name of				Number of Shares		Shares
Beneficial Owner (1)		Beneficially Owned	Outstanding

Reda Family Trust			29,600,000			16.69%
Cherry Family Trust		26,086,086			14.71%
B.A.A.M.S., Inc.			16,792,037			 9.47%
Iron Horse Trading, Inc. (2) 	14,132,791			 7.97%
Arnold Sock				 6,716,815			 3.79%
Albert Reda				 1,566,086			 0.88%
Craig Stack				         0			 0.00%

Shares of
All directors and
executive officers as
a group (4 persons)		78,101,778			44.05%

(1) Unless otherwise indicated in these footnotes, the address of each person and entity listed is c/o Internet Business's
International, Inc., 3900 Birch Street, Suite 111, Newport Beach,
California 92660.

(2)  The address for Iron Horse Holdings, Inc. is 8635 West Sahara
Avenue, Suite 578, Las Vegas, Nevada 89117.   Michael Cherry and
Reda Family Trust are shareholders of Iron Horse Holdings, Inc.

On November 23, 1998, control of Registrant changed by virtue of the purchase of 90,119,431 shares of the common stock of Registrant by Arnold Sock, Albert Reda, Cherry Family Trust, Reda Family Trust ("Control Group") at private sale from Michael Hogarty, who, prior to the transactions, held control of Registrant. In addition, on November 23, 1998 certain persons, not in the Control Group, purchased 18,132,791 shares, at private sale, from Michael Hogarty.

ELECTION OF DIRECTORS
EXECUTIVE OFFICERS

The Company's Board of Directors is currently composed of four members; one of the members, Craig Stack has chosen not to stand for re-election. The Company's Bylaws provide that Directors are to serve only until the next Annual Meeting of Shareholders or until their successors are elected and qualified. All of these individuals also hold all of the positions as Executive Officers of the Company. The Directors and Executive Officers of the Company are not a party to any material pending legal proceedings and, to the best of their knowledge, no such action by or against them has been threatened.

Louis Cherry.
Mr. Cherry, age 71, was appointed Chariman of the Board, and Treasurer of the Company in November 1998. Mr. Cherry also currently serves as a Director of Detergents Resources, Inc. (a laundry detergent manufacturing and distribution firm), a position he has held since March 1999. From 1995 to 1998, he was self-employed as a consultant and food broker. For the period of 1993 to 1994, Mr. Cherry served as Chariman of the Board for two automobile dealerships, University Oldsmobile & Pontiac of Costa Mesa, California, and San Clemente Chrysler, Jeep & Eagle of San Clemente, California. Previously, Mr. Cherry was Chariman of the Board of a national bank and president of an investment firm.
Mr. Cherry has attended the University of California at Los
Angeles.
Albert R. Reda.
Mr. Reda, age 53, was appointed a Director, Chief Executive Officer, and Secretary of the Company in November 1998. Mr. Reda also currently serves as a Director and Secretary of Detergents Resources, Inc. (a laundry detergent manufacturing and distribution firm), positions he has held since March 1999. From 1996 to 1998, he was employed with CRT Corporation as Vice President in charge of production for manufacturing frozen food products. For the period of 1994 to 1995, Mr. Reda was self-employed in the financial lending area, buying and selling loans between individuals and institutions. Mr. Reda received his Bachelor of Science Degree from California State University, Long Beach, with a major in engineering.
Arnold Sock.
	Mr. Sock, age 45, was appointed a Director and President of the Company in February 1999. Mr. Sock also serves in the following capacities with the following companies: (a) Chairman of the Board and Secretary of Tax Debt Negotiators, Inc. (a tax debt colllection resolution firm), positions he has held since December 1998; (b) Director and Secretary of California
Commercial Investments, Inc. (a California licensed real estate broker), positions he has held since March 1999; (c) Director and Chief Financial Officer of Detergents Resources, Inc. (a laundry detergent manufacturing and distribution firm), positions he has held since March 1999; and (d) Member and Chief Financial Officer of Kenyon Group, L.L.C. (a firm which designs web sites), positions he has held since July 1998.
	Prior to accepting the position with the Company, Mr. Sock was the Director of Operations for Cmmercial Ventures, Inc., a real estate investment company, a position he held from 1998.
For the four years prior to that, Mr. Sock provided business consulting services. During this time, he developed controls, management reporting systems, operations analysis, and gave financial, operations, tax, and legal advice to his clients.
	Mr. Sock holds an Associate of Arts Degree in Management (Cum Laude) and a Bachelor of Science Degree in Accounting
(Magna Cum Laude) from Roger Williams University. He earned his Juris Doctorate in December 1994 from University of West Los Angeles, and was admitted to the California Bar in June 1995. In May 1997, he received his Master of Laws in Taxation (with
Honors) from Golden Gate University Law School. Mr. Sock currently serves as an adjunct professor at California State University - Dominguez Hills, where he teaches real estate law for the Construction Management Certificate program.
Current management assumed control of the Company on November 23, 1998. Certain of the nonfinancial records of Registrant are not available for the time prior to that date. Therefore, current management has no records of the number of meetings of the previous Board of Directors held during the fiscal year ended June 30, 1998 and the attendance of the Board members at those meetings. Since the change in control of the Company, the new Board of Directors has met, by unanimous written, 48 times, and all Directors in office at the time were present at each meeting.

INCREASE IN NUMBER OF AUTHORIZED DIRECTORS

On June 1, 1999, the Board of Directors unanimously approved by resolution, and recommend that the shareholders approve, a proposal to increase the number of authorized directors for the Company from four to five. The current Board of Directors believes that this increase will offer more flexibility to the Company in attracting qualified people to serve on the Board of Directors in the future.

EXECUTIVE COMPENSATION

(a) No officer or director of the Company is receiving any remuneration at this time. However, Mr. Cherry and Mr. Reda are due wages for the period of November 23, 1998 through May 1999 (Mr. Sock is due wages for the period of February 2, 1999 through May 1999). In lieu of cash payments, these officers will take additional shares of stock at the higher of $.02 per share or market price of the stock at the end of each month. These shares have not yet been issued. The wages are for $15,000.00 per month for Mr. Reda and Mr. Cherry, and $5,000.00 per month for Mr. Sock.

(b) There are no annuity, profit sharing, pension or retirement benefits proposed to be paid to officers, directors, or employees of the Company at this time in the event of retirement at normal retirement date as there is no existing plan provided or contributed to by the Company.

(c) No remuneration, including stock options, is proposed to be paid in the future directly or indirectly by the Company to any officer or director as there is no such plan which is presently existing.
TRANSACTIONS WITH MANAGEMENT

On December 15, 1998 the Company entered into an agreement with Iron Horse Holdings, Inc. ("IHHI") wherein IHHI agreed to buy up to 25,000 the Company's preferred shares at the price of at the price of $100.00 per share. Michael Cherry and Reda Family Trust are shareholders of Iron Horse Holdings, Inc.

Shares purchased under this agreement are to be issued to IHHI or its designee. Payment for shares sold under this agreement is to be in the form of a promissory note bearing interest at the rate of 9% per annum, and the obligation created thereby is to be secured by a "blanket", or all inclusive security agreement executed by IHHI and perfected by filings as specified by law. Until such note is paid in full, IHHI shall pay the 3% coupon on such shares as are issued under this agreement directly to the shareholder(s) of record at the time such payment becomes due.

By the end of the quarter ended March 31, 1999, 23,900 shares were issued according to the agreement with IHHI. The balance of the shares to be issued 0f 1,100 at a par value of $100.00 per share or $110,000.00 are being treated as additional paid in capital.

INDEPENDENT PUBLIC ACCOUNTANT
	Henry Schiffer, C.P.A., a P.C. of Beverly Hills, California issued the report for the company's audited financial statements for the fiscal years ended June 30, 1997 and 1998. Mr. Schiffer has been engaged by the Board of Directors of the Company as independent public accountant for the fiscal year ending on June 30, 1999. In addition, the Board of Directors has approved by resolution, and recommend that the shareholders approve, a proposal to retain Mr. Schiffer for the fiscal year commencing on July 1, 1999.
MODIFICATION OF SECURITIES

On June 1, 1999, the Board of Directors unanimously approved by resolution, and recommend that the shareholders approve, a proposal for a reverse stock split pursuant to which one share of stock will be issued for each two shares previously outstanding, if the closing trading price of the common stock of the Company reaches or exceeds $1.00 per share on any trading day not later than 180 days from the date of the shareholders meeting. Currently, 177,302,977 shares of common stock are outstanding. If the 1 for 2 reverse stock split is accomplished, 86,651,488 shares will be outstanding. If the proposal is adopted and implemented, each shareholder's percentage share of the Company and its outstanding shares of common stock will be the same as they were prior to the adoption except for minor differences in the instances of fractional shares. In the event fractional shares result from the proposed reverse split, the Company will round up or down to the nearest number.
Shareholders who have fractional shares rounded down will not receive any form of compensation in connection with such rounding down.

The Company presently is authorized under its Articles of Incorporation to issue 199,000,000 shares of common stock. If this proposal is adopted, the issued common stock will represent approximately 44.55% of the Company's authorized common stock whereas it currently represents approximately 89.10% of authorized common stock. The Board of Directors is recommending the adoption of the reverse stock split resolution for the following reasons: (a) According to available market information, as of June 15, 1999, the shares of common stock of the Company were trading at a bid of $0.15 and an ask of $0.11 as reported by the Over the Counter Bulletin Board. Management believes that if the 1 for 2 reverse stock split is effected it could result in the common stock trading at higher prices and it would be more acceptable to stock brokerage firms which have historically required higher priced securities to execute trades for customer accounts. The Company's common stock is subject to the so-called "Penny Stock Rules" under the Securities Exchange Act of 1934 and as such is subject to substantial suitability clearance requirements prior to completion of solicited customer orders to purchase such shares by stock brokerage firms. Even if the shareholders approve this proposal, however, the Company's common stock may continue to be subject to the "Penny Stock Rules." (b) The present public float of the Company's common stock is 177,302,977 shares. It is management's position that this number of shares may be large in relationship to the Company's assets and history of operating losses, and constitutes a hindrance in attracting a greater number of broker-dealers to trade shares of the Company. (c) Further, to provide more market visibility for its common stock, the Company may seek inclusion of the common stock on the NASDAQ Small Cap System which requires, among other things, a minimum bid price of $4.00 per share. The proposed reverse split is not expected to cause the stock to meet all the NASDAQ Small Cap criteria in the foreseeable future and there is no assurance the Company's shares will ever so qualify.

If this resolution is adopted and implemented, it is expected there will be no significant change in the number of its shareholders. The Company has no plans for the cancellation or purchase of its shares from individuals holding a nominal number of such shares after the proposed reverse stock split is effected and has no present intention to take the Company private through this proposed reverse stock split or otherwise. If this proposal is adopted and implemented, the Company does not intend to require shareholders to exchange their stock certificates representing pre-split shares for reissuance of new stockcertificates representing post-split shares. The Company merely intends to notify the Company's transfer agent and its shareholdersof record by letter of the effective date of reverse stock split and the adjustment to the number of shares represented by certificates issued prior to that date.

FINANCIAL AND OTHER INFORMATION
	The Form 10-K for the fiscal year ended June 30, 1998 and the Form 10-Q for the latest quarter ended on March 31, 1999 are attached to this Proxy Statement.

REDOMICILE TO THE STATE OF NEVADA

The Board of Directors has unanimously approved, and recommends that shareholders approve, the Company's the merger with a Nevada corporation of the same for the purpose of redomiciling the Company to Nevada. In the following discussion of the merger, the term "Internet-Delaware" refers to the Delaware corporation of which you are currently a shareholder, and the term "Internet-Nevada" refers to a newly formed corporation of which is incorporated in Nevada. The redomicile will be effected by merging Internet-Delaware with and into Internet-Nevada, which will be the survivor of the merger. After the merger, shareholders will continue to own an interest in a company which will be engaged in the same business that Internet-Delaware was engaged in before the merger. Shareholders' proportionate ownership and relative voting rights will not change as a result of the merger. The Agreement and Plan of Merger between Internet-Delaware and Internet-Nevada is the legal document that governs the merger (a copy of this agreement is available upon request from the Company).


Reasons for the Merger.

The Company believes that Nevada law will provide greater efficiency, predictability and flexibility in its legal affairs than is presently available under Delaware law. Nevada has adopted comprehensive and flexible corporate laws. The Nevada legislature is particularly sensitive to issues regarding corporate law and is especially responsive to developments in modern corporate law and changes in business circumstances. In addition, the Nevada Secretary of State is particularly flexible, expert and responsive in its administration of the filings required for corporate transactions. In addition, a change in domicile offers the following advantages:
(a) Unlike Delaware, there is no corporate income tax in Nevada;
(b) Unlike Delaware (which taxes shares of a resident of that state), there is no taxation on corporate shares in Nevada; and
(c) Unlike Delaware, there is no annual franchise tax in Nevada.
In addition, since an office of the Nevada Secretary of State is located a short distance from the office of counsel to the Company, most required corporate filings can be processed the same day, decreasing costs and allowing more flexibility to the Board of Directors in operating the Company.

Merger Procedure.

The Company's redomicile as a Nevada corporation will be effected by merging Internet-Delaware with and into Internet-Nevada. Internet-Nevada will be the surviving corporation following the merger. Internet-Nevada has not engaged in any activities except in connection with the proposed merger transaction. The mailing address of its principal executive offices and its telephone number are the same as those of Internet-Delaware. When the merger is complete, each outstanding share of common stock of Internet-Delaware will be automatically converted into one share of common stock of Internet-Nevada. It will not be necessary for shareholders of Internet-Delaware to exchange their existing stock certificates for certificates of Internet-Nevada. Certificates for shares of Internet-Delaware common stock will automatically represent an equal number of shares of Internet-Nevada common stock when the merger is completed. Internet-Nevada intends to apply for listing of its common stock on the Over the Counter Bulletin Board under the same symbol "IBUI." If shareholders desire to sell some or all of their shares after the merger, delivery of the stock certificate or certificates that previously represented Internet-Delaware shares will be sufficient. Following the merger, certificates bearing the name of Internet-Nevada will be issued in the normal course upon surrender of outstanding Internet-Delaware certificates for transfer or exchange. If shareholders surrender a certificate representing Internet-Delaware shares for exchange or transfer and new certificates are to be issued in a name other than that appearing on the surrendered certificate, the surrendered certificate must be accompanied by (1) all documents required to evidence and effect the transfer and (2) evidence that any applicable stock transfer taxes have been paid.


Conditions to Consummation of the Merger.

 The merger will not be completed unless, among other things, the following conditions are satisfied or, if allowed by law, waived: The merger is approved by the requisite vote of shareholders of Internet-Delaware; none of the parties to the Agreement and Plan of Merger is subject to any decree, order or injunction that prohibits the consummation of the merger; and the Internet-Nevada shares to be issued pursuant to the merger are authorized for listing on the Over the Counter Bulletin Board, subject to official notice of issuance.

Amendment or Termination.

The Agreement and Plan of Merger may be amended, modified or supplemented at any time before or after its adoption by the shareholders of Internet-Delaware. However, after adoption, no amendment, modification or supplement may be made or effected that requires further approval by Internet-Delaware shareholders without obtaining that approval. The Board of Directors of Internet-Delaware may terminate the Agreement and Plan of Merger and abandon the merger at any time before its effectiveness.

Effective Time.

The Company anticipates that the merger will become effective promptly following the annual meeting. The merger of Internet-Delaware with and into Internet-Nevada, if approved by Internet-Delaware shareholders and not terminated by its Board of Directors, will become effective upon the filing of Article of Merger with the Nevada Secretary of State, unless a later effective time is specified in this filing.

Required Vote.

The merger requires the affirmative vote of the holders of a majority of the outstanding Internet-Delaware common stock.

Recommendation of the Board of Directors.

A vote FOR the approval of the merger will constitute approval and adoption of the Agreement and Plan of Merger relating to the merger, approval of the merger of Internet-
Delaware with and into Internet-Nevada and approval of all other aspects of the proposed merger. The Board of Directors recommends a vote FOR this proposal.

Material Federal Income Tax Consequences.
The Company has received a written opinion from Law Office of Shawn F. Hackman, P.C., counsel to the Company, which provides that the United States federal income tax consequences of the merger include the following: Shareholders will not, under
Section 354 of the Internal Revenue Code, recognize gain or loss when they receive shares of Internet-Nevada common stock in exchange for an equal number of shares of Internet-Delaware common stock in the merger; a stockholder's aggregate basis of the shares in Internet-Nevada common stock received in the merger will be the same as the aggregate basis of the shares of Internet-Delaware common stock surrendered in exchange for those shares; a stockholder's holding period in the shares of Internet-Nevada common stock received in the merger will include the holding period of the shares of Internet-Delaware common stock surrendered in exchange for those shares, provided that such stockholder holds those shares of Internet-Delaware common stock as capital assets when the merger occurs; and no gain or loss will be recognized by Internet-Nevada or Internet-Delaware as a result of the merger. The Company believes that the foregoing addresses the material United States federal income tax consequences of the merger to shareholders. The opinion is based upon the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations, judicial decisions and current administrative rulings, all of which are subject to change with retroactive effect. In addition, the opinion is conditioned upon the accuracy of certain factual matters as to which the Company has represented as and believes are true. However, an opinion of counsel is not binding on the Internal Revenue Service or the courts so the Company cannot assure shareholders that the federal income tax consequences of the merger that are described above will be available to shareholders or the Company. Because the tax consequences to shareholders of the merger may be affected by their particular circumstances and by the applicability to them of one or more special rules like those which apply to dealers in securities, foreign persons, mutual funds, insurance companies and persons who do not hold their shares as capital assets, the Company urges shareholders to consult their own tax advisor concerning the effect of the merger upon them, including the effect of any state, local or other tax to which they may be subject.
Comparative Rights of Shareholders.
When the merger is completed, the rights of shareholders will be governed by Internet-Nevada's certificate of incorporation and bylaws and the Nevada Revised Statutes ("NRS"). Shareholders should consider the following comparison of the NRS and Internet-Nevada's articles of incorporation and bylaws, on the one hand, and the Delaware General Corporation Law ("DGCL") and Internet-Delaware's existing articles of incorporation and bylaws, on the other. This comparison is not intended to be complete and is qualified in its entirety by reference to the NRS and Internet-Nevada's articles of incorporation and bylaws and the DGCL and Internet-Delaware's articles of incorporation and bylaws. Internet-Nevada's articles of incorporation and its bylaws are available for inspection and copying upon request by any shareholder. Internet-Delaware's existing articles of incorporation and bylaws are also available for inspection and copying upon request by any shareholder. The NRS and Internet-Nevada's articles of incorporation and bylaws contain provisions that could have an anti-takeover effect. The provisions included in Internet-Nevada's articles of incorporation and bylaws are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to discourage transactions that may involve an actual or threatened change of control of Internet-Nevada that the Board of Directors does not believe is in the best interests of shareholders.

The NRS provides that any merger, consolidation or share exchange of a Nevada corporation, as well as the sale, lease, exchange or disposal of all or substantially all of its assets not in the ordinary course of business, generally must be recommended by the Board of Directors and approved by a vote of a majority of the outstanding shares of stock of the corporation entitled to vote on such matters, unless the articles of incorporation provides otherwise. Under the NRS, the vote of the shareholders of a corporation surviving a merger is not required if: (a) The articles of incorporation of the surviving domestic corporation will not differ from its articles before the merger;
(b) each stockholder of the surviving domestic corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations and relative rights immediately after the merger; (c) the number of voting shares outstanding immediately after the merger, plus the number of voting shares issued as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger, will not exceed by more than 20 percent the total number of voting shares of the surviving domestic corporation outstanding immediately before the merger; and (d) the number of participating shares outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger, will not exceed by more than 20 percent the total number of participating shares outstanding immediately before the merger. The DGCL contains similar provisions.

Under both the NRS and DGCL, a shareholder of a corporation participating in a merger may receive cash in the amount of the fair market value of his shares, as determined by a court, in lieu of the consideration he would otherwise receive in the merger, unless the transaction falls within a specified exception. Neither the NRS nor DGCL requires that dissenters' rights of appraisal be afforded to shareholders with respect to:
A merger or consolidation by a corporation if its shares are either listed on a national securities exchange or designated as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held by at least 2,000 shareholders, if the shareholders of the corporation receive only shares of the surviving corporation or of a corporation so listed or widely held; those shareholders who are the shareholders of a corporation surviving a merger if no vote of those shareholders is required, as set forth above. A corporation's articles of incorporation may provide that these exceptions to dissenters' rights of appraisal do not apply to
that corporation.   Internet-Delaware has not made such provision
in its articles of incorporation, whereas Internet-Nevada has in its articles of incorporation provisions that to the maximum extent permissible under the NRS, shareholders are entitled to the statutory appraisal rights provided with respect to any business combination involving the corporation and any shareholder (or any affiliate or associate of any shareholder), which requires the affirmative vote of the shareholders.

Under the NRS and DGCL, unless the articles of incorporation of a corporation otherwise provides, amendments of its articles of incorporation generally require the approval of the holders of a majority of the outstanding stock entitled to vote on the amendment, and if the amendment would increase or decrease the number of authorized shares of any class or series or the par value of shares of that class or series or would adversely affect the rights, powers or preferences of that class or series, a majority of the outstanding stock of that class or series also would be required to approve the amendment.

Under the DGCL, directors can amend the bylaws of a corporation only if the right to do so is expressly conferred upon the directors in its articles of incorporation. In contract, under NRS the directors are free to amend the bylaws.

Under the NRS and DGCL, a special meeting of shareholders can be called by the corporation's board of directors or by any person or persons as may be authorized by the corporation's articles of incorporation or bylaws. Under Internet-Nevada's bylaws special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than ten percent (10%) of all the outstanding shares of the Corporation entitled to vote at the meeting. Under Internet-Delaware's bylaws the difference is that the special meeting may be called only by a majority in interest of the shareholders.

Both the NRS and the DGCL permit corporate action without a meeting of shareholders upon the written consent of the holders of that number of shares necessary to authorize the proposed corporate action being taken, unless the certificate of incorporation or bylaws expressly provide otherwise. If proposed corporate action is taken without a meeting by less than the unanimous written consent of shareholders, the DGCL and Internet-Delaware's bylaws require that prompt notice of the taking of the action be sent to those shareholders who have not consented in writing (the NRS does not requires this). Internet-Delaware's bylaws provide that corporate action without a meeting of shareholders may be taken by holders of that number of shares necessary to authorize the proposed corporate action being taken. However, Internet-Nevada's bylaws provide that unanimous consent of the shareholders must be given.

The bylaws of Internet-Delaware provide that the number of directors is to be fixed from time to time pursuant to a resolution adopted by a majority of the whole board of directors but will consist of three directors; Internet-Nevada's bylaws specify not less than one. As of the date of this proxy statement, the board of directors consisted of four persons. Under both bylaws, the directors are to serve until the next annual meeting of the shareholders.

No holder of Internet-Nevada common stock or Internet-
Delaware common stock has the right to vote cumulatively in the election of directors.

Under the DGCL, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote in an election of directors unless provided otherwise by the corporation's articles of incorporation. Under the NRS, any director may be removed by the vote of shareholders representing not less than two-thirds of the voting power entitled to vote. The bylaws of Internet-Delaware follow the provisions in DGCL; Internet-Nevada's bylaws are silent on the removal of directors, therefore the NRS would control. Under both the Internet-Nevada and Internet-Delaware bylaws, newly created directorships resulting from any increase in the number of directors or any vacancies on the board of directors may be filled by the affirmative vote of a majority of the directors then in office. In addition, both bylaws provide that the directors elected to fill vacancies on the board of directors will hold office until the annual meeting of the shareholders.

The NRS and DGCL both have provisions and limitations regarding directors' liability. The NRS and DGCL permit a corporation to include in its articles of incorporation a provision that eliminates or limits the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duties as a director. However, under DGCL this provision may not eliminate or limit the liability of a director: (1) for any breach of the director's duty of loyalty to the corporation or its shareholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) for declaration of unlawful dividends or illegal redemptions or stock repurchases; or (4) for any transaction from which the director derived an improper personal benefit. Under the NRS, the limitation of liability is for other than acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law.
The articles of incorporation of both Internet-Nevada and Internet-Delaware contain provisions which follow the numbered items listed above. While these provisions provide directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate that duty.
Accordingly, these provisions have no effect on the availability of equitable remedies like an injunction or rescission based on a director's breach of his duty of care. These provisions apply to an officer only if he/she is also a director and is acting in the capacity as a director, and does not apply to officers who are not directors.

Both the NRS and DGCL generally permit a corporation to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a third-party action, other than a derivative action, and against expenses actually and reasonably incurred in the defense or settlement of a derivative action, provided that there is a determination that the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. That determination must be made, in the case of an individual who is a director or officer at the time of the determination: By a majority of the disinterested directors, even though less than a quorum; by independent legal counsel, regardless of whether a quorum of disinterested directors exists; or by a majority vote of the shareholders, at a meeting at which a quorum is present. Both NRS and DGCL require indemnification of directors and officers for expenses relating to a successful defense on the merits or otherwise of a derivative or third-party action. Also, both NRS and DGCL permit a corporation to advance expenses relating to the defense of any proceeding to directors and officers contingent upon those individuals' commitment to repay any advances unless it is determined ultimately that those individuals are entitled to be indemnified. Internet-Nevada's bylaws make indemnification of directors and officers mandatory to the fullest extent permitted by law; Internet-Delaware's bylaws do not address the indemnification of these individuals. Internet-Nevada's bylaws, provide for the advancement of expenses to defend claims and establish procedures for determining whether a director or officer is entitled to indemnification and enforcing rights to indemnification and advancement of expenses.

Both the NRS and DGCL permit corporations to purchase or redeem their own shares of capital stock, except, under DGCL, when the corporation is impaired or when such purchase or redemption would cause any impairment of the capital of the corporation.

No holder of Internet-Nevada common stock or Internet-
Delaware common stock has a preemptive right to subscribe to any or all additional issues of the stock of Internet-Nevada or Internet-Delaware, respectively.

Under both the NRS and DGCL, any stockholder with a proper purpose may inspect and copy the books, records and stockholder lists of the corporation.


Effect of Merger.

	The effect of the merger will be that the new corporation will succeed to, without other transfer, and will possess and enjoy all rights, privileges, powers and franchises, and be subject *to all restrictions, disabilities and duties of each of two constituent corporations, and the rights, privileges, powers and franchises of each of corporations, and all property, real, personal and mixed, and all debts to either of the constituent corporations shall be vested in the continuing corporation. In addition, all rights of creditors and all liens on any property of each of constituent corporations will be preserved unimpaired, limited to property affected by the liens at time of merger, and all debts, liabilities and duties of constituent corporations will attach to the continuing corporation, and may be enforced against it to the same extent as if debts, liabilities and duties had been incurred or contracted by it.
Preparation for Merger.
In preparation for this change, a Nevada corporation named "Internet Business's International, Inc." has been established. This corporation has not issued any capital stock. Its capital structure is identical to that of the Company, and it has the same directors and officers as the Company. Its principal place of business is the same as that of the Company, and is expected to remain in that location:

3900 Birch Street, Suite 111
Newport Beach, California 92660
(949) 833-0261

The business of the new Nevada company is expected to remain the same as that of the Company. The common stock of the Company is currently traded on the Over the Counter Bulletin Board. On May 28, 1999, the business day before the resolution by the Board of Directors of the Company to proceed with a merger as outlined herein, the high and low sale prices of the stock were $0.20 and $0.1875, respectively.
Miscellaneous.
The principal accountant for the current fiscal year and for the most recently completed fiscal year of the Company is not expected to be present at the Annual Meeting of the Company. However, shareholders may submit questions of an accounting nature to the Company in writing at the meeting and they will be subsequently responded to.
There are no individuals, including officers or directors of the Company, who have an interest in the re-domiciling of the Company to Nevada that is different than, or contrary to, the interest of other shareholders.
OTHER BUSINESS
	As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by the shareholders, proxies in the enclosed forms returned to the company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.
By order of the Board of Directors
Albert R. Reda
Corporate Secretary
June 1, 1999

P R O X Y
INTERNET BUSINESS'S INTERNATIONAL, INC.
Annual Meeting of Shareholders To Be Held July 9, 1999

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Albert R. Reda and Louis Cherry, or either of them, as proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote at the Annual Meeting of Shareholders of Internet Business's International (sometimes hereinafter referred to as the "Company") to be held on July 9, 1999, as designated below, all of the common stock of Internet Business's International, Inc. held of record by the undersigned on May 21, 1999, at the Law Offices of Shawn F. Hackman, a P.C., 3360 West Sahara Avenue, Suite 200, Las Vegas, Nevada 89102 for matters that properly may come before the meeting or any adjournment thereof.



1.  ELECTION OF DIRECTORS (circle one):

FOR             			WITHHOLD AUTHORITY
all nominees listed below      to vote for all nominees listed
below

Louis Cherry          Albert R. Reda          Arnold Sock

2.  TO APPROVE AN INCREASE IN THE NUMBER OF AUTHORIZED DIRECTORS
OF THE COMPANY FROM FOUR TO FIVE (circle one).

FOR       AGAINST                              ABSTAIN

3.  TO APPROVE THE SELECTION OF HENRY SCHIFFER, C.P.A., A P.C. AS
THE COMPANY'S INDEPENDENT ACCOUNTING FIRM FOR THE CURRENT FISCAL
YEAR (circle one).

FOR            AGAINST                              ABSTAIN

4. TO APPROVE A REDUCTION IN THE AMOUNT OF OUTSTANDING SHARES OF COMMON STOCK BY A ONE-FOR-TWO REVERSE SPLIT OF COMMON STOCK, IF THE CLOSING TRADING PRICE OF THE COMMON STOCK OF THE COMPANY REACHES OR EXCEEDS $1.00 PER SHARE ON ANY TRADING DAY NOT LATER THAN 180 DAYS FROM THE DATE OF THIS SHAREHOLDERS MEETING (circle one):

FOR      AGAINST                              ABSTAIN


5.  TO APPROVE THE MERGER OF THE COMPANY INTO INTERNET BUSINESS'S
INTERNATIONAL, A NEVADA CORPORATION, FOR THE PURPOSE OF
REDOMINILING THE COMPANY FROM THE STATE OF DELAWARE TO THE STATE
OF NEVADA (circle one).

FOR              AGAINST                              ABSTAIN

This proxy will be voted as specified. IF NO SPECIFICATION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH ABOVE. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders of Internet Business's International, Inc. to be held on July 9, 1999 and the Proxy Statement of such meeting.



Dated: ______________, 1999 ___________________________________
 (Signature of Shareholder)

Note: Please sign exactly as name appears on stock certificate (as indicated on reverse side). All joint owners should sign. When signing as personal representative, executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by President or other authorized person. If a partnership, please sign in partnership name by a partner.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING
THE ENCLOSED ENVELOPE.

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